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                                  PRESS RELEASE
                   FOR RELEASE NOVEMBER 16, 2006 AT 4:30 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                          Baltimore County Savings Bank

                               BCSB BANKCORP, INC.
                       REPORTS SEPTEMBER 30, 2006 RESULTS

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported a loss of $7.4 million or $1.26 per basic and diluted share for the year ended September 30, 2006. The loss was primarily the result of a check-kiting fraud perpetrated on the Bank by a commercial deposit customer as previously reported. The Bank continues to satisfy regulatory capital requirements and is "well capitalized" under applicable regulations.

For the year ending September 30, 2006, the Company noted that the continued flat yield curve continued to affect the Bank's net yield. Interest income increased $3.8 million or 10.4% from $36.2 million for the year ending September 30, 2005, compared to $40.0 million for the year ending September 30, 2006 as the average balance and average yield earned on loans increased. However, this increase was offset by a rise in interest expense of $5.4 million or 26.5% from $20.4 million for the year ending September 30, 2005 to $25.8 million for the year ending September 30, 2006 as the average balance of deposits increased $7.2 million or 1.2% to $604.8 million as of September 30, 2006 and the average rate paid on deposits and the average interest rate on borrowings increased faster than the loan portfolio repriced, which impacted the Bank's yield, and reduced net interest income by $1.6 million or 10.2% from $15.9 million for the year ending September 30, 2005 to $14.2 million for the year ending September 30, 2006. The Company noted that it will continue to take advantage of market and business conditions to restructure the Bank's balance sheet, reducing the Bank's investment portfolio and redirecting cash flow to higher yielding loan products and investments when appropriate.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates 18 offices throughout the Baltimore Metropolitan region. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions, and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)

                                                                  September 30,          September 30,
                                                                       2006                 2005
                                                                            (Dollars in Thousands)
Assets
Cash, equivalents and time deposits                             $         11,837      $         23,529
Investment Securities                                                    147,564               153,381
Loans and Mortgage Backed Securities                                     579,252               592,937
Other Assets                                                              47,204                42,898
                                                                ----------------      ----------------
TOTAL ASSETS                                                    $        785,857      $        812,745
                                                                ================      ================

LIABILITIES
Deposits                                                        $        604,845      $        597,669
Borrowings                                                               118,473               144,796
Junior Subordinated Debentures                                            23,197                23,197
Other Liabilities                                                          5,921                 5,043
                                                                ----------------      ----------------
TOTAL LIABILITIES                                                        752,436               770,705
TOTAL STOCKHOLDERS' EQUITY                                                33,421                42,040
                                                                ----------------      ----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                        $        785,857      $        812,745
                                                                ================      ================
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                      Consolidated Statements of Operations
                                   (Unaudited)
                              (Dollars in Thousands
                             except per share data)

                                                           Twelve Months ended September 30,       Three Months ended September 30,
                                                                2006                2005              2006                  2005
                                                                ----                ----              ----                  ----
Interest Income                                              $   39,995         $    36,223        $  10,339            $     9,553
Interest Expense                                                 25,776              20,384            7,064                  5,686
                                                             ----------         -----------        ---------            -----------
Net Interest Income                                              14,219              15,839            3,275                  3,867
(Reversal) Provisions for Loan Losses                              (109)                168                0                      0
                                                             ----------         -----------        ---------            -----------
Net Interest Income After (Reversal) Provision for Loan          14,328              15,671            3,275                  3,867
Losses
Total Non-Interest Income                                         1,198               1,855              294                    194
Total Non-Interest Expenses                                      26,968              16,814            4,355                  4,262
                                                             ----------         -----------        ---------            -----------
(Loss) Income Before Tax Expense (Benefit)                      (11,442)                712             (786)                 (201)
Income Tax Expense (Benefit)                                     (4,049)                111             (288)                  (86)
                                                             ----------         -----------        ---------            -----------
NET INCOME (LOSS)                                            $   (7,393)        $       601        $    (498)           $     (115)
                                                             ==========         ===========        =========            ===========

Basic and Diluted (Loss) Earnings Per Share                  $    (1.26)        $      0.10        $   (0.08)           $    (0.02)
                                                             ==========         ===========        =========            ===========
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